Exhibit 4.12

SECOND SUPPLEMENTAL INDENTURE

This Second Supplemental Indenture (this “Second Supplemental Indenture”) is dated as of May 29, 2014, and made by and among Alion Science and Technology Corporation, a Delaware corporation (the “Issuer”), the subsidiaries of the Issuer party to the Indenture (as defined below) (the “Subsidiary Guarantors”) and Wilmington Trust Company, as Trustee.

WITNESSETH

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of February 8, 2007, as amended by that certain First Supplemental Indenture dated as of February 26, 2010 (as amended, the “Indenture”), providing for the issuance of the Issuer’s 10¼% Senior Notes due 2015 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that the Issuer, the Subsidiary Guarantors and the Trustee may amend any provision of the Indenture (other than certain provisions enumerated in Section 9.02 of the Indenture, none of which provisions are implicated hereby) with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes;

WHEREAS, the Issuer filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 13, 2014 a registration statement and preliminary prospectus on Form S-1, which was subsequently amended by filing with the Commission on March 26, 2014, April 22, 2014, May 6, 2014 and May 9, 2014 a Form S-1/A and amended preliminary prospectus that became effective on May 9, 2014 (as amended, supplemented or otherwise modified from time to time, the “Prospectus”), in order to, subject to the terms and conditions set forth in the Prospectus, solicit from Holders consents (the “Consents”) to certain amendments to the Indenture and the Notes (the “Proposed Amendments”) among other things;

WHEREAS, the Issuer has obtained in accordance with the terms and conditions of the Indenture the Consents of the Holders of at least a majority in aggregate principal amount of the outstanding Notes to the Proposed Amendments;

WHEREAS, Section 9.04 of the Indenture provides that any amendment to the Indenture reflected in a supplemental indenture becomes effective upon execution of such amendment by the Trustee and thereafter binds every Holder;

WHEREAS, Section 9.06 requires the Trustee to sign any amendment to the Indenture authorized by Article 9 of the Indenture if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee;

WHEREAS, the Issuer desires to execute this Second Supplemental Indenture containing modifications to the Indenture that do not adversely affect the rights, duties, liabilities or immunities of the Trustee, and the Issuer has requested the Trustee to execute this Second Supplemental Indenture pursuant to Section 9.06 of the Indenture;

WHEREAS, the Board of Directors of the Issuer has authorized the Issuer to enter into this Second Supplemental Indenture for the purpose of modifying the Indenture as set forth herein;

and

WHEREAS, acts and things necessary have happened, been done, and been performed to make this Second Supplemental Indenture a valid and binding instrument.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)   Capitalized Terms. Capitalized terms used herein (including the preamble and the recitals hereto) without definition shall have the meanings assigned to them in the Indenture.

(2)   Amendments.

(a) Deletion of Certain Provisions

As of the Effective Date (as defined below), the following sections of the Indenture are hereby deleted in their entirety and, in the case of each section, replaced with the phrase “[Intentionally Omitted],” any all references to such sections and any and all obligations thereunder are hereby deleted throughout the Indenture, all definitions used solely in such deleted sections are deleted in their entirety and such sections, definitions and references shall be of no further force or effect.

Section 4.02                                         (SEC Reports)

Section 4.03                                         (Limitation on Indebtedness)

Section 4.04                                         (Limitation on Restricted Payments)

Section 4.05                                   (Limitation on Restrictions on Distributions from Restricted Subsidiaries)

Section 4.06                                         (Limitation on Sales of Assets and Subsidiary Stock)

Section 4.07                                         (Limitation on Affiliate Transactions)

Section 4.08                                         (Limitation on Line of Business)

Section 4.09                                         (Change of Control)

Section 4.10                                         (Limitation on Liens)

Section 4.11                                         (Limitation on Sale/Leaseback Transactions)

Section 4.12                                         (Future Guarantors)

Section 4.13                                         (Compliance Certificate)

Section 4.14                                         (Further Instruments and Acts)

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Section 5.01                                         (When Company May Merge or Transfer Assets)

Section 6.01(3)                          (Defaults and Remedies: failure to comply with Section 5.01)

Section 6.01(4)                          (Defaults and Remedies: failure to comply with Sections 4.02 - 4.12)

Section 6.01(5)  (Defaults and Remedies: failure to comply with other covenants)

Section 6.01(6)                          (Defaults and Remedies: certain cross defaults)

Section 6.01(7)                          (Defaults and Remedies: bankruptcy)

Section 6.01(8)                          (Defaults and Remedies: bankruptcy)

Section 6.01(9)                          (Defaults and Remedies: failure to pay certain judgments)

Section 9.07                                         (Payment for Consents)

(b) Amendment to Notes.

The Notes are hereby amended to delete all provisions, definitions and references deleted from the Indenture pursuant to Section 2(a) of this Second Supplemental Indenture.

(4)  Effective Date.  This Second Supplemental Indenture shall become effective immediately upon execution and delivery by the Issuer, the Subsidiary Guarantors, and the Trustee thereof, provided that the Proposed Amendments shall not be operative until all of the Notes that have been tendered prior to the date hereof have been accepted for exchange and exchanged in accordance with the terms of the Prospectus.

(5)  Governing Law. This Second Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York.

(6)  Counterparts. The parties may sign any number of counterparts of this Second Supplemental Indenture. Each signed counterpart shall be an original, but all of them together represent one and the same agreement.  One signed original is enough to prove this Second Supplemental Indenture.

(7)  Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8)  The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer.

(9)  Ratification of Indenture. Except as expressly amended hereby, the Indenture, as amended by the First Supplemental Indenture to the Indenture dated as of February 26, 2010, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and

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delivered shall be bound hereby.

(10)  Severability. In case any provision in this Second Supplemental Indenture, the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(11)  Successors. All agreements of the Issuer in this Second Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.  All agreements set forth in this Second Supplemental Indenture shall bind every Holder of Notes heretofore or hereafter authenticated and delivered.

[Signatures begin on next page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

ALION SCIENCE AND TECHNOLOGY CORPORATION

By:	/s/ Barry Broadus
	Name:	Barry Broadus
	Title:	Chief Financial Officer

ALION - METI CORPORATION

By:	/s/ Stacy Mendler
	Name:	Stacy Mendler
	Title:	President

ALION - CATI CORPORATION

By:	/s/ Stacy Mendler
	Name:	Stacy Mendler
	Title:	President

ALION - JJMA CORPORATION

By:	/s/ Stacy Mendler
	Name:	Stacy Mendler
	Title:	President

ALION - BMH CORPORATION

By:	/s/ Stacy Mendler
	Name:	Stacy Mendler
	Title:	President

[Signature Page to the Second Supplemental Indenture]

WASHINGTON CONSULTING, INC.

By:	/s/ Kevin Boyle
	Name:	Kevin Boyle
	Title:	Secretary

ALION - MA&D CORPORATION

By:	/s/ Stacy Mendler
	Name:	Stacy Mendler
	Title:	President

ALION - IPS CORPORATION

By:	/s/ Stacy Mendler
	Name:	Stacy Mendler
	Title:	President

ALION - INTERNATIONAL CORPORATION
(fka Alion Canada (US) Corporation)

By:	/s/ Stacy Mendler
	Name:	Stacy Mendler
	Title:	President

WASHINGTON CONSULTING GOVERNMENT SERVICES, INC.

By:	/s/ Christiane Lourenco
	Name:	Christiane Lourenco
	Title:	Secretary

[Signature Page to the Second Supplemental Indenture]

WILMINGTON TRUST COMPANY, as trustee

By:	/s/ Michael G. Oller, Jr.
	Name:	Michael G. Oller, Jr.
	Title:	Assistant Vice President

[Signature Page to the Second Supplemental Indenture]